Exhibit 99.1

December 20, 2007	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Establishes Additional Fourth Quarter Provision

Oak Ridge, NJ – December 20, 2007 — Lakeland Bancorp, Inc. (Nasdaq: LBAI) announced today that it intends to establish an additional loan loss provision and charge-off in the fourth quarter of 2007 in the amount of approximately $3.1 million in connection with an outstanding Commercial & Industrial loan to a single entity that has become uncollectible. Such amounts will be in addition to the regular quarterly loan loss provision and charge-off amounts.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.